As filed with the Securities and Exchange Commission on February 28, 2008

Registration No. 333-147315

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Golden Telecom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	51-0391303
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

Representation Office of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd Moscow, Russia	115114
(Address of Principal Executive Offices)	(Zip Code)

1999 Golden Telecom, Inc. Equity Participation Plan

(Full title of the plan)

Julia Marx

Golden Telecom, Inc.

2831 29th Street, NW

Washington, D.C. 20008

(Name and address of agent for service)

(202) 332 - 5997

(Telephone number, including area code, of agent for service)

Copies to:

William Greason, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, NY 10112 (212) 408-5527	Ilya Smirnov, Esq. Representation Office of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd Moscow, Russia 115114 (011-7-495) 797-9300

DEREGISTRATION OF UNSOLD SECURITIES

This Post Effective Amendment No. 1 to Form S-8 Registration Statement is being filed in order to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-147315), which was filed with the Securities and Exchange Commission on November 13, 2007 (the “Registration Statement”) by Golden Telecom, Inc. (“GTI”), regarding 1,000,000 shares of Common Stock of GTI for award under the 1999 Golden Telecom, Inc. Equity Participation Plan (the “Plan”).

On December 21, 2007, GTI, VimpelCom Finance B.V. and Lillian Acquisition, Inc. entered into a merger agreement (the “Merger Agreement”). Pursuant to the Merger Agreement, the offering under the Plan and the Registration Statement is being terminated and each outstanding award granted under the Plan is being converted into the right to receive a payment in cash.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Moscow, Russian Federation, on this 28 day of February 2008.

GOLDEN TELECOM, INC. (Registrant)

By:	/s/ Boris Svetlichny
Name:	Boris Svetlichny
Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Michael D. Wilson
Name:	Michael D. Wilson
Title:	Vice President and Corporate Controller (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Boris Svetlichny, Ilya Smirnov and Michael D. Wilson and each of them severally, his true and lawful attorney or attorneys with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the Registrant who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Registrant might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jean-Pierre Vandromme Jean-Pierre Vandromme	Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2008

/s/ Boris Svetlichny Boris Svetlichny	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 28, 2008

/s/ Michael D. Wilson Michael D. Wilson	Vice President and Corporate Controller (Principal Accounting Officer)	February 28, 2008

/s/ Peter Covell Peter Covell	Director	February 27, 2008

/s/ Patrick Gallagher Patrick Gallagher	Director	February 28, 2008

Alexander Gersh	Director	February , 2008

David Herman	Director	February , 2008

/s/ Dmitry A. Pleskonos Dmitry A. Pleskonos	Director	February 27, 2008

/s/ Elena A. Shmatova Elena A. Shmatova	Director	February 27, 2008